                                                           EXHIBIT 8(a)(9)


February 8, 1999


Frank Russell Investment Company
909 A Street
Tacoma, WA  98402

Re:     Reimbursement for Shareholder Search Expenses under Transfer and
        ----------------------------------------------------------------
        Dividend Disbursing Agency Agreement
        ------------------------------------

Dear Sirs:

Pursuant to Section 21 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company (the "Investment Company") and Frank Russell Investment Management Company ("FRIMCo") dated April 1, 1988, as amended, we hereby request that the Investment Company reimburse FRIMCo for its reasonable expenses in searching for the Investment Company's lost shareholders, a described in Rule 17Ad-17 of the Securities Exchange Act of 1934.

Please indicate your assent by executing the acceptance copy of this letter agreement and returning to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:____________________________
    Eric A. Russell
    President

Accepted this _____ day of ________, 1999.

FRANK RUSSELL INVESTMENT COMPANY

By:____________________________
    Lynn L. Anderson
    President

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant, Frank Russell Investment Company certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to rule 485(b) of the Securities Act of 1933 and has duly caused this Post Effective Amendment No.43 to its Registration Statements to be signed on its behalf by the undersigned thereto duly authorized, in the City of Tacoma, and State of Washington, on this _______ day of April, 1999.

                  FRANK RUSSELL INVESTMENT COMPANY
                  --------------------------------
                             Registrant

                  By: ______________________________________
                     Lynn L. Anderson, Trustee and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April _____, 1999.

Signatures                         Title
----------                         -----
                              Trustee and President,
                              in his capacity as
                              Chief Executive Officer
________________________
Lynn L. Anderson*
                              Treasurer, in his capacity
                              as Chief Accounting Officer
________________________
Mark E. Swanson*


                              Trustee
________________________
Paul E. Anderson*

                              Trustee
_________________________
Paul Anton, PhD*

                              Trustee
________________________
William E. Baxter*

                              Trustee
________________________
Lee C. Gingrich*

                              Trustee
________________________
Eleanor W. Palmer*

By: ____________________      Assistant Secretary
   Gregory J. Lyons

* Original Powers of Attorney authorizing the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, and each of them singly to sign this Amendment on behalf of each member of the Board of Trustees of Frank Russell Investment Company which have been filed with the Securities and Exchange Commission.